Exhibit 5.1

Chen & Lin Attorneys-at-Law
http:// www.chenandlin.com

Confidential

December 26, 2024
United Microelectronics Corporation
No. 3 Li Hsin Road II
Science Park Administration
Hsinchu, Taiwan (the R.O.C.)

Re: Registration Statement on Form S-8 of United Microelectronics Corporation

Dear Sirs and Mesdames,

We are lawyers qualified to practice law in Taiwan, the Republic of China (the “ROC” or “Taiwan”) and have been asked to act as the special counsel to you, United Microelectronics Corporation (“you” or the “Company”) in connection with your filing with the United States Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”) on the date hereof for the registration of the issuance of a certain number of common shares, par value NT$10 per share, of the Company (the “New Shares”) under the 2024 Plan Governing the Issuance of Restricted Stock Awards for Employees (the “2024 Restricted Stock Awards Plan”).

In rendering this opinion, we have examined the following:

1.	the Company’s Articles of Incorporation as last amended on May 30, 2024;

2.	the public corporate registration records of the Company made available at the website of the ROC Ministry of Economic Affairs on December 26, 2024;

3.
the resolution of the meeting of board of directors of the Company dated February 27, 2024, the resolution of the annual general meeting of the shareholders of the Company held on May 30, 2024, and the resolution of the meeting of board of directors of the Company dated October 30, 2024 in relation to the 2024 Restricted Stock Awards Plan (the “Resolutions”) and the 2024 Restricted Stock Awards Plan approved or amended thereby;

4.	the approval letter issued by the ROC Financial Supervisory Commission (“FSC”) dated October 8, 2024 (Reference No. Jin-Guan-Zheng-Fa-Zi-1130358773) for the 2024 Restricted Stock Awards Plan;

5.	Registration Statement draft provided to us on December 16, 2024, with the 2024 Restricted Stock Awards Plan attached as an exhibit; and

United Microelectronics Corporation
December 26, 2024

6.	the certificate issued by the Company to us dated December 26, 2024.

In addition, we have also examined, and relied as to matters of fact upon, originals or duplicates or certified or conformed copies or otherwise identified to our satisfaction, of such corporate records and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made certain search of public information, records and announcements published on the Company’s website and the online system and database maintained by the competent governmental agencies as well as investigations of such ROC laws as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Our opinion relates solely to the laws of the ROC. We express no opinion on any matter which may be governed by the laws of any other jurisdiction.

For this opinion, we have assumed:

1.
the genuineness of all signatures on documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the completeness and accuracy of translations of relevant documents, that all abstracted copies of relevant documents have duly included and provided all material terms and conditions of the original documents, the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

2.
all public information, records and announcements which we have examined are accurate and that the information disclosed by the database and search systems of the relevant authorities is true and complete and that such information has not since then altered and that such searches did not fail to disclose any information which has been delivered for registration or publicity but did not appear on the public records as at the search date. Furthermore, all assumptions, limitations and qualifications contained in the databases and search systems we conducted our searches thereon are completely incorporated and applied to this opinion.

3.	the meetings to resolve the Resolutions have been lawfully and duly convened and the Resolutions have been lawfully and duly approved and adopted thereby.

4.	the accuracy and completeness of all factual matters reflected in such documents.

Based upon the foregoing, and subject to the assumptions and qualifications herein contained, we are of the opinion that, as of the date hereof:

1.	The Company has been duly incorporated and is validly existing as a company limited by shares under the laws of the ROC.

United Microelectronics Corporation
December 26, 2024

2.
The New Shares have been duly authorized and, when delivered to the persons who have been granted with such New Shares under the 2024 Restricted Stock Awards Plan, will be validly issued, fully paid and non-assessable. For the purposes of this opinion, the term “non-assessable” in relation to shares of capital stock of the Company under the laws of the ROC means that no calls for further payment can be made upon such capital stock or upon any holders of such capital stock solely by reason of their ownership thereof.

This opinion is subject to the following qualifications:

1.
Enforcement of rights for claims in relation to the subscription rights under the 2024 Restricted Stock Awards Plan and Resolutions is subject to applicable statutes of limitations under the laws of the ROC.

2.	The courts of the ROC are free to look behind stipulations of fact contained in the transaction documents and independently determine such facts.

3.
Under the ROC Code of Civil Procedures and under the ROC Code of Administrative Procedures, a party to the litigation has the right to dispute at the oral proceeding the fact alleged by the opposing party, and courts in the ROC have the discretionary power to admit or rule out evidence. Any determination, certificate or other matters stated in the transaction documents to be conclusive may nevertheless be subject to review by court.

4.	The exercise of any right may not be repugnant to public interests or have a primary purpose to harm another person, and such right must be exercised in good faith.

5.	No liability arising from willful misconduct or gross negligence may be disclaimed in advance.

6.	We express no view or opinion on the ROC tax consequences in relation to the subscription rights under the 2024 Restricted Stock Awards Plan and New Shares.

This opinion is rendered only to the Company and is solely for benefit of the Company in connection with the transaction contemplated by the Registration Statement referenced above. Except for being furnished to the respective officers and employees of the Company with a need to know, this opinion may not be relied upon by the Company for any other purpose, or furnished to, quoted to, relied upon, or otherwise referred to by any other person, firm or corporation for any purpose, without our prior written consent, save to the extent required to be disclosed by law or any regulatory or governmental authority or any court, provided that such disclosure does not entitle the recipients to rely on this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

United Microelectronics Corporation
December 26, 2024

We express no opinion other than as to legal matters and to the laws of the ROC. This opinion covers the laws of the ROC as of the date hereof and we shall have no obligation to update this opinion from time to time to reflect changes in such laws.

Sincerely yours,
CHEN & LIN

_/s/ Jennifer Wang, Doris Lu___

Jennifer Wang, Doris Lu